Exhibit 10.1
Sonoco Products Company
1991 Key Employee Stock Plan
February 6, 1991
(As amended March 17, 1995)
(As amended February 3, 1999)
(As amended November 14, 2002)
(As amended July 18, 2007)
(This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933)
1.	Purpose. The Sonoco Products Company 1991 Key Employee Stock Plan (the “Plan”) has been adopted by the Board of Directors (the “Board”) to encourage and create significant ownership of the Common Stock (“Common Stock” or “Shares”) of Sonoco Products Company (the “Company”) by employees. Additional purposes of the Plan include generating a meaningful incentive to participants to make substantial contributions to the Company’s future success, enhancing the Company’s ability to attract and retain persons who will make such contributions, and ensuring that the Company can provide competitive compensation opportunities for its key personnel. By meeting these objectives, the Plan is intended to benefit the shareholders of the Company.
2.	Term. The Plan shall be effective as of February 6, 1991. The amendments to the Plan shall be effective when approved by shareholders and until terminated pursuant to Section 14.7.

3.	Common Shares Available for Issuance. Subject to adjustments contemplated by Section 5, 5,000,000 shares of Common Stock of the Company became available for issuance under the Plan, on February 6, 1991. Beginning on January 1, 1995, and ending on January 1, 2005, the number of shares available for issuance under the Plan shall be increased on each January 1 by an amount equal to 1.2% of the number of shares of common stock issued on such day. Furthermore, the Committee may designate for issuance under the Plan any shares of common stock that are repurchased by the Company after April 19, 1995, and before April 19, 2005, (the “Repurchased Shares”) on the open market or in private transactions in which the Company paid fair market value, so long as the aggregate price paid for the Repurchased Shares does not exceed the cumulative amount received in cash by the Company after April 19, 1995, for the exercise of options granted under the Plan or the 1983 Key Employee Stock Option Plan (the “Prior Plan”). Shares available for issuance under the plan, which are not issued in a given year, will be carried forward and continue to be available in the succeeding year. Any shares issued under the Plan may be either authorized but unissued shares, or previously-issued shares reacquired by the Company.
4.	Share Usage. If grants made under the Plan expire or are cancelled without the issuance of shares, the shares of stock covered by such grants shall remain available for issuance under the Plan. Further, any shares which are exchanged by a participant as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan or the Prior Plan shall be added to the aggregate number of shares available for issuance for grants other than incentive stock option grants. In instances where a stock appreciation right (SAR) or a stock grant is settled in cash or any form other than shares, then the shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan. The payment in shares of dividends in conjunction with outstanding grants shall not be counted against the shares available for issuance.
5.	Adjustments and Reorganizations. The Board shall make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company’s share price or share status, provided that any such actions are consistently and equitably applicable to all affected participants.
a.	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such proportionate adjustments, if any, are appropriate to reflect such change shall be made with respect to (i) aggregate number of shares that may be issued under the Plan; (ii) each outstanding grant made under the Plan; (iii) the price per share for any outstanding stock options, SARs and other rights granted under the Plan; and the limitations on share usage and allocation set forth in Section 9. In addition, any shares issued or settlement of grants by the Company through the assumption or substitution of outstanding grants or grant commitments from an acquired company or other entity shall not be counted against the limitations set forth in Section 3 and Section 9.

b.	In the event that the Company is not the surviving company of a merger, consolidation or amalgamation with another company or in the event of a liquidation or reorganization of the Company, and in the absence of the surviving corporation’s assumption of outstanding grants made under the Plan, the Board shall provide for appropriate adjustments and settlements of such grants either at the time of grant or at a subsequent date.
6.	Plan Administration.
6.1	The Committee. A Committee (the “Committee”) appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of three or more members of the Board who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), or any successor rule.

6.2	Powers of the Committee. Subject only to the express restrictions and limitations otherwise set forth in the Plan, the Committee shall have sole, absolute and full authority and power to:
(a)	Interpret the Plan and undertake such actions and make such determinations and decisions as it deems necessary and appropriate to carry out the Plan intent;

(b)	Select individuals to receive grants;

(c)	Determine the amount of shares to be covered by each grant;

(d)	Decide the type grant or grants to be made to each participant and the terms and conditions applicable to each such grant;

(e)	Award grants to individuals who are foreign nationals or who are employed outside the United States or both, on such terms and conditions (which may be different than specified by the Plan) which it deems are necessary to assure the viability of such grants in meeting the purposes of the Plan;

(f)	Enter into grant agreements evidencing grants made under the Plan and their respective terms and conditions;

(g)	Establish, amend and repeal rules and regulations relating to the Plan; and

(h)	Amend the Plan to the extent permitted by Section 14.6.
6.3	Delegation of Authority. The Committee may designate persons other than members of the Committee or the Board to carry-out its responsibilities subject to such limitations, restrictions and conditions as it may prescribe, except that the Committee may not delegate its authority with regard to the awarding of grants to persons subject to Section 16 of the 1934 Act.

Further, the Committee may not delegate its authority if such delegation would cause the Plan not to comply with the requirements of Rule 16b-3 or any successor rule under the 1934 Act.

6.4	Dividends and Dividend Equivalents. The Committee may provide that grants awarded under the Plan earn dividends or dividend equivalents. Such dividend equivalents may be paid currently or may be credited to a participant’s account. In addition, dividends paid on outstanding grants or issued shares may be credited to a participant’s account, including additional shares or share equivalents, rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

6.5	Deferrals and Settlements. The Committee may require or permit participants to elect to defer the issuance of shares or the settlement of grants in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares. The Committee also may require or permit grants to be settled in the form of other grant types.

6.6	Documentation of Grants. Grants under the Plan shall be evidenced by written agreements or such other appropriate documentation as the

Committee shall prescribe. The Committee need not require the execution of any instrument or acknowledgement of notice of a grant under the Plan, in which case acceptance of such a grant by the respective participant will constitute agreement to the terms of the grant.
7.	Plan Eligibility. Any employee of the Company (including any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee) shall be eligible to be designated a participant under the Plan.
8.	Grant Types. Awards under the Plan may consist of single, combination, tandem or replacement grants of the following types.
8.1	Stock Options. A stock option shall confer on a participant the right to purchase a specified number of shares from the Company subject to the terms and conditions of the stock option grant. A stock option may be in the form of an incentive stock option or any other option type. Any incentive stock option grant shall comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly, the aggregate fair market value at the time of grant of the shares covered by incentive stock option grants exercisable by any one optionee in any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code). The recipient of a stock option grant shall pay for the shares at the time of exercise in cash or such other form as the Committee may approve, including the transfer of shares (whether actual or constructive), valued at their fair market value on the date of exercise, or in a combination of payment forms.

8.2	Stock Appreciation Rights. A SAR grant shall confer on a participant the right to receive in shares, cash or a combination of both, up to the positive difference, if any, between the fair market value of a designated number of shares on the date the SARs are exercised and the designated price of the SARs contained in the terms and conditions of the grant. Shares issued in settlement of the exercise of SARs shall be valued at their fair market value on the date of the exercise of the SARs.

8.3	Stock Grants. A stock grant shall confer on a participant the right to receive a specified number of shares, cash equal in value to a designated number of shares or a combination of both, subject to the terms and conditions of the grant, which may include forfeitability contingencies based on continued employment with the Company or the meeting of performance criteria or both. The performance criteria that may be used by the Committee in awarding contingent stock grants will consist of total shareholder’s return, earnings growth, revenue growth, and/or profitability measured by return ratios. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on absolute Company or business unit performance or based on comparative performance with other companies. A stock grant may be received by a participant as part of or in lieu of the participant’s normal compensation or as part of or in lieu of a payment under another incentive compensation or employee benefit plan of the Company, subject to such rules and conditions as the Committee may establish for such grants.
9.	Grant Limits. Subject to adjustments contemplated by Section 5, the following limitations on the usage of shares of Common Stock shall be effective for grants made after April 19, 1995:
9.1	Stock Options and SARs. Commencing with 1995, no individual may receive a stock option or SAR, or combination of both, in any one calendar year that covers more than 200,000 shares plus unused shares carried forward for up to five years commencing in 1995. The aggregate number of shares that may be covered by incentive stock options granted under the Plan cannot exceed 5,000,000 shares.
9.2	Stock Grants. Commencing with 1995, no individual may receive a stock grant in any one calendar year that covers more than 100,000 shares plus unused shares carried forward for up to five years commencing in 1995. The aggregate number of shares that may be covered by stock grants made in any one calendar year shall not exceed 0.4% of the number of issued shares of Common Stock as of the first day of such calendar year commencing in 1995, plus any unused shares which were available for stock grants in any prior years commencing in 1995.

10.	Transferability and Exercisability
10.1	Transferability. Any grant under the Plan will be non-transferable and, accordingly, shall not be assignable, alienable, salable or otherwise transferable by the participant other than as provided in Section 10.2 or:
(a)	By will or the laws of descent and distribution;

(b)	Pursuant to a qualified domestic relations order, to the extent permitted by the Committee, either at time of grant or subsequently; and

(c)	By gift or other transfer to, either (i) a trust or estate in which the participant or such person’s spouse, or other relative has a substantial interest, or (ii) the participant’s spouse or other relative, to the extent permitted by the Committee, either at time of grant or subsequently, provided further that any such transfer by a person subject to Section 16 of the 1934 Act, the Committee may require the shares covered by such grant to continue to be deemed beneficially owned.
10.2	Third Party Exercises. In the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a “blind” trust, to act on behalf of and for the benefit of the respective participant with respect to any outstanding grants held by the participant subsequent to such termination of employment. If permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.
11.	Grant Terms and Internal Revenue Code Section 409A
11.1	Grant Terms and Conditions. The Committee shall determine the provisions and duration of grants made under the Plan, including the purchase prices for all stock options, the established prices for all SARs, the consideration, if any, to be required from participants for all other grants and the conditions under which a participant will retain rights in the event of the participant’s termination of employment while holding outstanding grants made under the Plan. However, any stock option or SAR may not have an exercise or designated price of less than 100% of the fair market value of the covered shares on the date of grant, except that, in the case of a stock option or SAR granted retroactively in tandem with or as a substitution for another grant, the exercise or designated price may be the same as the exercise or designated price of such other grant.

11.2	Section 409A. If any award made under this Plan provides for deferred compensation subject to Internal Revenue Code Section 409A, the terms of the award shall be set forth in writing in a manner that complies with the requirements of Internal Revenue Code Section 409A and the regulations thereto.

12.	Tax Withholding. The Company shall have the right to deduct from any settlement of a grant made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at their fair market value as of the settlement date of the applicable grant.
13.	Other Company Benefit and Compensation Programs. Unless otherwise determined by the Committee, settlements of grants received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or severance pay law of any country). The above notwithstanding, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

14.	General. The following provisions are applicable to the Plan generally:
14.1	Future Rights. No person shall have any claim or rights to be awarded a grant under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.
14.2	Fair Market Value. The term “fair market value” as used in the Plan means the closing price of a share of Common Stock on the date of the applicable transaction or such other appropriate valuation method as the Committee may determine.
14.3	No Fractional Shares. No fractional shares shall be issued under the Plan and cash shall be paid in lieu of any fractional shares in settlement of grants awarded under the Plan.

14.4	Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

14.5	Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant’s creditors.

14.6	Plan Amendment. The Committee may amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no amendment without the approval of the Company’s shareholders shall be made which would:
(a)	Subject to adjustments contemplated by Section 5, increase the total number of shares available for issuance under Section 3 or the share limits set forth in Section 9; and

(b)	Reduce the minimum exercise or designated price for any stock options or SARs granted under the Plan.
14.7	Plan Termination. The Board may terminate the Plan at any time. However, if so terminated, then-existing previously-awarded grants shall remain outstanding and in effect in accordance with their applicable terms and conditions.

14.8	Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of South Carolina and applicable federal law.

ADDENDUM — ADDITIONAL INFORMATION
1.	Approval. The Plan was ratified by Sonoco shareholders on April 17, 1991.

2.	ERISA. This Plan is not subject to the Employee Retirement Income Security Act of 1974.

3.	Contact. For additional information contact:
                          Sonoco Products Company
                          P.O. Box 160
                          Hartsville, SC. 29550
                          Attn.: Lana Roper — B01,
                                    Assistant Treasurer
                                    (803) 383-7277
4.	Plan Administrators. The term of office of plan administrators is one year. Plan administrators are appointed to or removed from office by the Board of Directors.
5.	Frequency of Reports. A report detailing terms, conditions, award amounts, administrative procedures and tax treatments is distributed to participants for each new grant. An additional report detailing the status of prior grants (grants outstanding, exercised, canceled, vesting provisions, term, etc.) is distributed on an annual basis and available upon request from Lana Roper.

6.	Availability of Pertinent Information. Documents incorporated by reference in Item 3 Part II of the registration statement are available without charge, and are incorporated by reference in the Plan document. Other documents required to be delivered to employees pursuant to Securities Act Rule 428b are also available without charge.
7.	Tax Information. Under the current federal tax law, the granting of a stock option does not produce income to the participant or a tax deduction for the Company. Upon exercise of a non-qualified stock option, the excess of the fair market value of the shares over the option exercise price is taxable to the participant as ordinary income and deductible by the Company. The cost basis of the shares acquired is the fair market value at the time of exercise. Upon exercise of an incentive stock option, the excess of the fair market value of the stock acquired over the option price will be an item of tax preference. If no disposition of the stock is made within two years from the date of granting of the incentive stock option or within one year after the transfer of the stock to the participant, the participant does not realize income as a result of exercising the incentive stock option; the tax basis of the stock received is the option price; any gain or loss realized on the ultimate sale of the stock is long-term capital gain or loss and the Company is not entitled to any tax deduction by reason of the exercise. If the participant disposes of the stock within the two-year or one-year periods referred to above, the excess of the fair market value of the stock at the time of exercise (or the proceeds of disposition, if less) over the option price will at that time be taxable to the participant as ordinary income and deductible by the Company. For determining capital gain or loss on such a disposition, the tax basis of the stock will be the fair market value at the time of exercise.
* * * * *
IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and seal this Document this 17th day of April, 1991.

COMPANY: SONOCO PRODUCTS COMPANY

(CORPORATE SEAL)

By:	/s/ T. C. Coxe, III

	T. C. Coxe, III	Attest:	/s/ Lana Roper

Title: Senior Executive Vice President			Lana Roper
		Title:	Assistant Secretary

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